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                                                                   Exhibit 10.43

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                               PORTOLA PACKAGING, INC.
                           MANAGEMENT DEFERRED COMPENSATION
                                 PLAN TRUST AGREEMENT

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                                  TABLE OF CONTENTS
                                  -----------------
Section                                                                     Page
-------                                                                    ----

                                      ARTICLE I
                                TITLE AND DEFINITIONS

1.1 Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.2 Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                      ARTICLE II
                                    ADMINISTRATION
2.1 Trustee Responsibility . . . . . . . . . . . . . . . . . . . . . . . . . 2
2.2 Maintenance of Records . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                     ARTICLE III
                                       FUNDING
3.1 Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
3.2 Subtrusts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

                                      ARTICLE IV
                               PAYMENTS FROM TRUST FUND
4.1 Payments to Trust Beneficiaries. . . . . . . . . . . . . . . . . . . . . 4
4.2 Trustee Responsibility Regarding Payments to Trust
    Beneficiaries When the Company Is Insolvent. . . . . . . . . . . . . . . 6
4.3 Payments to the Company. . . . . . . . . . . . . . . . . . . . . . . . . 7
4.4 Trustee Compensation and Expenses; Other Fees and Expenses . . . . . . . 7
4.5 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
4.6 Alienation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
4.7 Claims for Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                                      ARTICLE V
                              INVESTMENT OF TRUST ASSETS
5.1 Investment of Subtrust Assets. . . . . . . . . . . . . . . . . . . . . . 8
5.2 Disposition of Income. . . . . . . . . . . . . . . . . . . . . . . . . . 8

                                      ARTICLE VI
                                       TRUSTEE
6.1 General Powers and Duties. . . . . . . . . . . . . . . . . . . . . . . . 8
6.2 Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
6.3 Third Persons. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
6.4 Limitation on Obligation of Trustee. . . . . . . . . . . . . . . . . . .10

                                     ARTICLE VII
                          RESIGNATION AND REMOVAL OF TRUSTEE
7.1 Method and Procedure . . . . . . . . . . . . . . . . . . . . . . . . . .10

                                          i


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                                     ARTICLE VIII
                              AMENDMENT AND TERMINATION

8.1 Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
8.2 Duration and Termination . . . . . . . . . . . . . . . . . . . . . . . .12
8.3 Distribution upon Termination. . . . . . . . . . . . . . . . . . . . . .13

                                      ARTICLE IX
                                    MISCELLANEOUS
9.1 Limitation on Participants' Rights . . . . . . . . . . . . . . . . . . .13
9.2 Receipt or Release . . . . . . . . . . . . . . . . . . . . . . . . . . .13
9.3 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
9.4 Headings, etc., Not Part of Agreement. . . . . . . . . . . . . . . . . .14
9.5 Execution in Counterparts. . . . . . . . . . . . . . . . . . . . . . . .14
9.6 Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . .14
9.7 Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14


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                               PORTOLA PACKAGING, INC.
                MANAGEMENT DEFERRED COMPENSATION PLAN TRUST AGREEMENT

    This Trust Agreement made and entered into this ___ day of December, 1996, by and between Portola Packaging, Inc., a Delaware corporation (the "Company"), and First American Trust Company (hereinafter called "Trustee"), evidences the terms of a trust for the benefit of certain employees, former employees and their designated beneficiaries (hereinafter collectively called "Trust Beneficiaries") who will be entitled to receive benefits under the Portola Packaging, Inc. Management Deferred Compensation Plan ("Plan").

                                     WITNESSETH:

    WHEREAS, the Company wishes to establish an irrevocable trust (hereinafter called the "Trust") and to transfer to the Trust assets which shall be held therein, subject to the claims of the Company's creditors in the event of the Company's insolvency, until paid to the Trust Beneficiaries as benefits in such manner and at such times as required hereunder; and

    WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA").

    NOW, THEREFORE, it is mutually understood and agreed as follows:

                                      ARTICLE I
                                TITLE AND DEFINITIONS
SECTION 1.1  TITLE.

    This Trust Agreement shall be known as the Portola Packaging, Inc. Management Deferred Compensation Plan Trust Agreement.


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SECTION 1.2  DEFINITIONS.

    The following words, when used in this Trust Agreement with initial letter capitalized, shall have the meanings set forth below:

    "General Fund" shall mean that portion of the Trust fund which is not allocated to a Subtrust.

    "Plan" shall mean the Portola Packaging, Inc. Management Deferred Compensation Plan.

    "Subtrust" shall mean a separate subtrust established for a Participant pursuant to Section 3.2.

    Capitalized terms not defined above shall be defined in accordance with the Plan.

                                      ARTICLE II
                                    ADMINISTRATION

SECTION 2.1   TRUSTEE RESPONSIBILITY.

    By its acceptance of this Trust, the Trustee agrees to make payments under this Trust to Trust Beneficiaries in accordance with the provisions of this Trust Agreement.

SECTION 2.2   MAINTENANCE OF RECORDS.

    The Committee shall have the duty and responsibility to maintain all individual Trust Beneficiary records and to prepare and file all reports and other information required by any federal or state law or regulation relating to the Trust and the Trust assets.


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                                     ARTICLE III
                                       FUNDING

SECTION 3.1   CONTRIBUTIONS.

         (a) The Company hereby deposits with the Trustee in trust the sum of $100.00 to be held in the General Fund of the Trust.

         (b) The Company shall contribute to the Trust an amount equal to the amount deferred by each Participant employed by the Company for the Plan Year and the Company Contribution Amount, if any, for each Participant employed by the Company for the Plan Year; in no event shall these contributions be made after the Company's tax return due date for that Plan Year. The Company shall also contribute cash to the Trust in an amount at least equal to the "cost of insurance" (as defined in the Policies) to provide the death benefits described in Section 6.5 of the Plan; provided that such obligation shall not apply with respect to a Policy if the applicable insured is no longer either a Participant or employed by the Company.

         (c) Except as provided otherwise herein, all contributions received pursuant to (a) and (b) above, together with the income therefrom and any increment thereon, shall be held, managed and administered by the Trustee as a single Trust pursuant to the terms of this Trust Agreement without distinction between principal and income.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan Participants and Beneficiaries and general creditors of the Company as herein set forth. Trust Beneficiaries shall not have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time such assets are paid to Trust Beneficiaries as benefits as provided in Section 4.1, and all rights created under this Trust Agreement shall be mere unsecured contractual rights of Trust Beneficiaries against the Company or Trust. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 4.2(a).


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SECTION 3.2   SUBTRUSTS.

         (a) If directed by the Committee, the Trustee shall establish a separate Subtrust for a Participant and credit the amount of contributions made with respect to such Participant to that Participant's Subtrust. Each Subtrust shall reflect an individual interest in the assets of the Trust fund and shall not require any segregation of particular assets.

         (b)  Following the allocation of assets to Subtrusts pursuant to
Section 3.2(a), the Trustee shall allocate investment earnings and losses of the Trust fund among the Subtrusts in accordance with Section 5.2. Payment of benefits to a Participant (or his or her Beneficiary) shall be charged against the Subtrust established or maintained for such Participant.

         (c) Amounts allocated to a Participant's Subtrust may not be utilized to pay benefits to another Participant or Beneficiary of another Participant. Following payment of a Participant's entire benefit under the Plan, including payment of an in-service withdrawal under Section 6.3 (whether by the Trustee pursuant to the terms of this Trust Agreement or by the Company or by a combination thereof), any amounts remaining allocated to that Participant's Subtrust (other than a Policy held with respect to such Participant) shall be transferred by the Trustee to the Company. Upon a Participant's termination of employment from the Company for a reason other than death, the Committee may direct the Trustee (1) to transfer the Policy to the Company, (2) to designate a new beneficiary (which may be the Trustee or the Company) under the Policy or
(3) to cash in the applicable Policy and transfer the proceeds to the Company.

                                      ARTICLE IV
                               PAYMENTS FROM TRUST FUND

SECTION 4.1   PAYMENTS TO TRUST BENEFICIARIES.

         (a)  The Trustee shall make payments of benefits to Trust
Beneficiaries from the assets of the Trust, if and to the extent such assets are available for distribution, in accordance with instructions from the Committee as to the time, amount and manner of such payments. The Committee shall direct the Trustee to pay (or to commence to pay) to a Participant (or, in the case of the Participant's death, to the Participant's Beneficiary) the benefits, excluding amounts described in Section 6.2 of the Plan, payable to such Participant under the Plan (the "Benefit Amount"). If Subtrusts are established, the


                                          4


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Trustee shall make such payment only from funds allocated to the
Participant's Subtrust plus the General Fund, if any.

         (b) The Committee shall have full authority and responsibility to determine the correct time and amount of payment of the Benefit Amount. In making such determination, the Committee shall be governed by the terms of the Plan and this Trust Agreement.

         (c) Any obligation to a Trust Beneficiary under this Trust Agreement is also an obligation of the Company to the extent not paid from the Trust. Accordingly, to the extent payments to a Trust Beneficiary are discontinued pursuant to Section 4.2, the Company shall be obligated to pay the Trust Beneficiary the same amount (plus applicable interest) from its general assets. If the Trust assets are not sufficient (or if the amount credited to a Subtrust, if applicable, is not sufficient) to make the payment of the Benefit Amount to a Trust Beneficiary in accordance with the determination by the Committee, the Company shall make the balance of such payment. Notwithstanding the foregoing, neither the Trustee nor the Company shall have any obligation to pay any amounts described in Section 6.5 of the Plan; all such amounts shall be payable solely from the proceeds of the Policy, if any.

         (d) Unless a Trust Beneficiary furnishes documentation in form and substance satisfactory to the Trustee that no withholding is required with respect to a payment of benefits from the Trust, the Trustee shall deduct from any such benefit payment any federal, state or local taxes required by law to be withheld and shall be responsible for payment and reporting of such withheld taxes to the appropriate taxing authorities. The Trustee shall inform the Company of the amounts so remitted.

         (e) The Trustee shall provide the Company and the Committee with written confirmation of the fact and time of any payment hereunder within ten business days after making any payment to a Trust Beneficiary.

         (f) Upon a Participant's termination of employment for a reason other than death, the Trustee shall, at the direction of the Committee, (1) transfer ownership of the applicable Policy to the Company, (2) designate a new beneficiary (which may include the Trustee or the Company), or (3) cash in the applicable Policy and transfer the proceeds to the Company. In addition any cash previously received with respect to such Policy not used to pay benefits to the Participant shall be transferred to the Company.


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SECTION 4.2   TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARIES
              WHEN THE COMPANY IS INSOLVENT.

         (a) The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of the Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company as hereinafter set forth, and at any time the Trustee has actual knowledge, or has determined, that the Company is Insolvent, the Trustee shall deliver any undistributed principal and income in the Trust to satisfy such claims as a court of competent jurisdiction may direct. The Company, through its board of directors or any executive officer, shall advise the Trustee promptly in writing of the Company's Insolvency. If the Trustee receives such notice, or otherwise receives written notice from a third party which the Trustee, in its sole discretion, deems reliable and responsible, the Trustee shall discontinue payments to all Trust Beneficiaries, shall hold the Trust assets for the benefit of the Company's general creditors, and shall resume payments to Trust Beneficiaries in accordance with Section 4.1 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent or is no longer Insolvent. Unless the Trustee has actual knowledge of the Company's Insolvency or has received notice from a third party alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the solvency of the Company as may be furnished to the Trustee which will give the Trustee a reasonable basis for making a determination concerning its solvency. Nothing in this Trust Agreement shall in any way diminish any rights of Trust Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits payable hereunder or otherwise.

         (c) If the Trustee discontinues payments of benefits from the Trust pursuant to Section 4.2(b) and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to Trust Beneficiaries less the aggregate amount of payments made to Trust Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance, together with interest compounded monthly at 120% of the short-term applicable federal rates (as defined in Section 1274(d) of the Code) in effect for the months in the period of such discontinuance. Such interest shall be in lieu of any earnings payable on such delayed payments.


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SECTION 4.3   PAYMENTS TO THE COMPANY.

    Except as provided in Sections 3.2(c), 4.1(f) or 4.2, neither the Committee nor the Company shall have the right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before the Trust is terminated pursuant to Section 8.2.

SECTION 4.4   TRUSTEE COMPENSATION AND EXPENSES; OTHER FEES AND EXPENSES.

    The Company shall pay the Trustee such reasonable compensation for its services as shall be agreed upon from time to time by the Company and the Trustee, and the Trustee shall be reimbursed by the Company for its expenses that are reasonably necessary and incident to its administration of the Trust. Following reasonable consultation with the Company, such expenses shall include fees of counsel and other advisors, if any, incurred by the Trustee for the purpose of determining its responsibilities under the Trust. Such compensation, expenses or fees, as well as all other administrative fees and expenses, shall be paid from Trust assets unless paid directly by the Company.

SECTION 4.5   TAXES.

    The Trustee shall not be personally liable for any real and personal property taxes, income taxes or other taxes of any kind levied or assessed under the existing or future laws against the Trust assets. Such taxes shall be paid directly from the Trust assets unless paid by the Company, in its discretion.

SECTION 4.6   ALIENATION.

    The benefits, proceeds, payments or claims of Trust Beneficiaries payable from the Trust assets shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary.
Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, garnish, levy or otherwise dispose of or execute upon any right or benefits payable hereunder shall be void. The Trust assets shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Trust Beneficiary entitled to benefits hereunder and such benefits shall not be considered an asset of Trust Beneficiary in the event of his insolvency or bankruptcy.


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


SECTION 4.7   CLAIMS FOR BENEFITS.

    Any claims for benefit payments from the assets of the Trust shall be resolved in accordance with Section 7.8 of the Plan.

                                      ARTICLE V
                              INVESTMENT OF TRUST ASSETS

SECTION 5.1   INVESTMENT OF SUBTRUST ASSETS.

    The Trustee shall invest and manage the assets of the Trust (and each Subtrust, if any) in accordance with written directions from the Committee.

SECTION 5.2   DISPOSITION OF INCOME.

    All income received by the Trust shall be reinvested. Any income that is attributable to the amount credited to a Subtrust in accordance with Section 3.2, and income thereon, shall be credited to such Subtrust and reinvested.

                                      ARTICLE VI
                                       TRUSTEE

SECTION 6.1   GENERAL POWERS AND DUTIES.

    Subject to written directions from the Committee regarding the investment of Trust assets, the Trustee, on behalf of Trust Beneficiaries, shall have all powers necessary to administer the Trust, including, but not by way of limitation, the following powers in addition to other powers as are set forth herein or conferred by law:

         (a) To hold, invest and reinvest the principal or income of the Trust in bonds, common or preferred stock, other securities, or other personal, real or mixed tangible or intangible property (including investment in deposits with the Trustee which bear a reasonable interest rate, including without limitation investments in trust savings accounts, certificates of deposit, time certificates or similar investments or deposits maintained by the Trustee);

         (b) To hold, invest and reinvest the principal or income of the Trust in the Policies, direct investments under the Policies and take any other action regarding the Policies, as specifically directed by the Committee (including those specified pursuant to Section 3.2(c) or 4.1(f)) and to enter into split-dollar life insurance agreements with Participants pursuant to which each Participant designates the beneficiary to receive the portion of the death benefits described in Section 6.5 of the Plan;

         (c) To pay and provide for the payment of all benefits to Trust Beneficiaries in accordance with the provisions of this Trust Agreement;

         (d) To retain noninterest bearing deposits or a cash balance with the Trustee of so much of the funds as may be determined to be temporarily held awaiting investment or payment of benefits or expenses;

         (e) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust and to institute, compromise and defend actions and proceedings; provided, however, that in the case of a dispute between a Trust Beneficiary and the Company or the Committee over the interpretation of this Trust Agreement, the Company or the Committee, as the case may be, will be authorized and required to resolve such dispute;

         (f) To vote any stock, bonds or other securities of any corporation or other issuer at any time held in the Trust; to otherwise consent to or request any action on the part of any such corporation or other issuer; to give general or special proxies or powers of attorney, with or without power of substitution; to participate in any reorganization, recapitalization, consolidation, merger or similar transaction with respect to such stocks, bonds or other securities and to deposit such stocks, bonds or other securities in any voting trust, or with any protective or like committee, or with a trustee, or with the depositories designated thereby; to exercise any subscription rights and conversion privileges; and to generally exercise any of the powers of an owner with respect to the stocks, bonds or other securities or properties in the Trust; and

         (g) Generally, to do all such acts, execute all such instruments, take all such proceedings, and exercise all such rights and privileges with relation to the property constituting the Trust as if the Trustee were the absolute owner thereof.


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


SECTION 6.2   RECORDS.

    The Trustee shall keep a full, accurate and detailed record of all transactions of the Trust which the Company shall have the right to examine at any time during the Trustee's regular business hours. Within 90 days after the close of each calendar year and within 15 days after the removal or resignation of the Trustee, the Trustee shall furnish the Company with a statement of account with respect to the Trust. This account shall set forth all receipts, disbursements and other transactions (including sales and purchases) effected by the Trustee during said year (or until its removal or resignation), shall show the investments at the end of the year (or date of removal or resignation), including the cost and fair market value of each item, and the amounts allocated to each Subtrust.

SECTION 6.3   THIRD PERSONS.

    A third person dealing with the Trustee shall not be required to make any inquiry as to whether the Company or the Committee has instructed the Trustee, or the Trustee is otherwise authorized, to take or omit any action, and shall not be required to follow the application by the Trustee of any money or property which may be paid or delivered to the Trustee.

SECTION 6.4   LIMITATION ON OBLIGATION OF TRUSTEE.

    The Trustee shall have no responsibility for the validity of the Plan or of the Trust and does not guarantee the payment of any amount which may become payable to any Trust Beneficiary under the terms hereof.

                                     ARTICLE VII
                          RESIGNATION AND REMOVAL OF TRUSTEE

SECTION 7.1   METHOD AND PROCEDURE.

         (a) The Trustee may resign at any time by delivering to the Company a written notice of resignation, to take effect on a date specified therein, which shall be not less than 30 days after the delivery thereof, unless such notice shall be waived.


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


         (b) The Company may remove the Trustee at any time by delivering to the Trustee a written notice of removal, to take effect on a date specified therein, which shall be not less than 30 days after the delivery thereof, unless such notice shall be waived.

         (c) In case of the resignation or removal of the Trustee, the Trustee shall have a right to a settlement of its accounts, which may be made, at the option of the Trustee, either (1) by a judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction, or (2) by an agreement of settlement between the Trustee and the Company.

         (d) Upon such settlement, all right, title and interest of such Trustee in the assets of the Trust, and all rights and privileges under the Trust theretofore vested in such Trustee shall vest in the successor Trustee, and thereupon all liabilities of such Trustee shall terminate; provided, however, that the Trustee shall execute, acknowledge and deliver all documents and written instruments which are necessary to transfer and convey all the right, title and interest in the assets of the Trust, and all rights and privileges in the Trust to the successor Trustee.

         (e) The Company, upon receipt of or giving notice of the resignation or removal of the Trustee, shall promptly appoint a successor Trustee. The successor Trustee shall be a bank or trust company qualified and authorized to do trust business in the State of California. In the event of the failure or refusal of the Company to appoint such a successor Trustee within 30 days after the notice of resignation or removal, the Trustee may secure, at the expense of the Company, the appointment of such successor Trustee by an appropriate action in a court of competent jurisdiction. Any successor Trustee so appointed may qualify by executing and delivering to the Company an instrument accepting such appointment and, upon delivery, such successor Trustee, without further act, shall become vested with all the right, title and interest, and all rights and privileges of the predecessor Trustee with like effect as if originally named as the Trustee herein.

                                     ARTICLE VIII
                              AMENDMENT AND TERMINATION

SECTION 8.1   AMENDMENTS.

    The Company shall have the right to amend (but, except as otherwise provided in Section 9.2, not terminate) the Trust from time to time and to amend further or cancel any such amendment. Any amendment shall be stated in an instrument in writing executed by the Company and the Trustee, and this Trust Agreement shall be amended in the manner and at the time therein set forth, and the Company and the Trustee shall be bound thereby; provided, however:

         (a) No amendment shall have any retroactive effect so as to deprive any Trust Beneficiary of any benefits already vested under the Plan, or create a reversion of Trust assets to the Company except as already provided in this Trust Agreement, other than such changes, if any, as may be required in order for the Trust to be considered a component of a plan described in Section 9.3;

         (b)  No amendment shall make the Trust revocable; and

         (c) No amendment shall increase the duties or liabilities of the Trustee without its written consent.

SECTION 8.2   DURATION AND TERMINATION.

    This Trust shall not be revocable and shall continue until the earliest of
(a) the date on which Plan Participants and their Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan, (b) the receipt by the Company of the written approval of a termination of the Trust by all Participants or Beneficiaries who are entitled to benefits under the Plan, (c) the exhaustion of all appeals of a final determination of a court of competent jurisdiction that the interest in the Trust of Trust Beneficiaries is includable for federal income tax purposes in the gross income of such Trust Beneficiaries, without such determination having been reversed (or the earlier expiration of the time to appeal), (d) the expiration of the maximum length of time for which Trusts may be established under any applicable state law, (e) a determination of the Company to terminate the Trust because applicable law requires it to be amended in a way that could make it taxable to its beneficiaries and failure to so amend the Trust would subject the Company to material penalties, or (f) a determination of the Company to terminate the Trust because the Company concludes, after consulting with legal counsel, that judicial authority or the opinion of the U.S. Department of Labor (as expressed in its proposed or final regulations, advisory opinions, or similar administrative announcements) creates a significant possibility that the Trust will not be considered a component of an unfunded plan maintained primarily to provide deferred compensation for a select group of management or highly compensated employees as described in
Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.

SECTION 8.3   DISTRIBUTION UPON TERMINATION.

    Upon termination of this Trust, any remaining assets shall be returned to the Company in such proportions as the Committee directs, and the Trustee shall provide a final account to the Company and the Committee.

                                      ARTICLE IX
                                    MISCELLANEOUS

SECTION 9.1   LIMITATION ON PARTICIPANTS' RIGHTS.

    Participation in the Trust shall not give a Participant the right to be retained in the Company's employ or any right or interest in the Trust other than as herein provided. The Company reserves the right to dismiss Participants without any liability for any claim either against the Trust, except to the extent provided herein, or against the Company. All benefits payable hereunder shall be provided solely from the assets of the Trust.

SECTION 9.2   RECEIPT OR RELEASE.

    Any payment to a Trust Beneficiary in accordance with the provisions of the Trust shall, to the extent thereof, be in full satisfaction of all claims against the Trustee and the Company, and the Trustee may require such Trust Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

SECTION 9.3   GOVERNING LAW.

    This Trust Agreement and the Trust hereby created shall be construed, administered and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of California; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Trust being (a) classified as a grantor trust as defined in Sections 671 et seq. of the Code and (b) classified as a component of an unfunded plan maintained primarily to provide deferred compensation for a select group of management or highly compensated employees, as described in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended. If any provision of this instrument shall be held by a court of

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competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

SECTION 9.4   HEADING, ETC., NOT PART OF AGREEMENT.

    Headings and subheadings in this Trust Agreement are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

SECTION 9.5   EXECUTION IN COUNTERPARTS.

    This Trust Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instruments, which may be sufficiently evidenced by any one counterpart.

SECTION 9.6   SUCCESSORS AND ASSIGNS.

    This Trust Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

SECTION 9.7   INDEMNITY.

         (a) Except in the case of liabilities and claims arising out of the Trustee's willful misconduct or gross negligence, the Company shall indemnify and hold the Trustee harmless from and against all liabilities and claims (including reasonable attorney's fees and expenses in defense thereof) arising out of or in any way connected with the Plan or the Trust fund or the management, operation, administration or control thereof and based in whole or in part on:

              (1)  Any act or inaction of the Company or the Committee or

              (2) Any act or inaction of the Trustee resulting from the absence of proper directions hereunder.

         (b) The Trustee does not warrant and shall not be liable for any tax consequences associated with the Trust or the Plan.



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         (c)  The Trustee shall not be liable for the inadequacy of the Trust to pay all amounts due under the Plan.

    IN WITNESS WHEREOF the undersigned have executed this Trust Agreement as of the date first written above.

PORTOLA PACKAGING, INC.                TRUSTEE


By:  /s/ Robert R. Strickland          FIRST AMERICAN TRUST
    -----------------------------      COMPANY

                                       By:  /s/ Joanne Jordan
                                           ----------------------------------


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